Exhibit 99.1

BALTIMORE, MARYLAND — Carrollton Bancorp (NASDAQ: CRRB) announced today that Mr. James Uveges has been appointed Senior Vice President and Chief Financial Officer.  In this position, he succeeds Mrs. Barbara Broczkowski, who served as Senior Vice President and Chief Financial Officer since August 2004.

Prior to this appointment, Mr. Uveges had a successful career spanning more than 20 years with a number of banks, corporations, and accounting firms, including more than 10 years of service as a chief financial officer.  His most recent position was as a principal of the accounting firm, Abrams, Foster, Nole & Williams.

Mr. Uveges holds a bachelor’s degree in accounting from the University of Maryland, College Park.

Carrollton Bancorp is the parent company of Carrollton Bank, a commercial bank serving the loan and deposit needs of consumers and businesses through a system of 11 branch offices in Central Maryland, and 155 ATMs located in Maryland, Virginia, and West Virginia.  The Company provides brokerage services through Carrollton Financial Services, Inc., and mortgage services through Carrollton Mortgage Services, Inc., subsidiaries of the Bank.

For additional information, contact Robert A. Altieri, President and Chief Executive Officer, at (410) 536-7392.